RICHARDS, LAYTON & FINGER
                        One Rodney Square
                           P.O. Box 551
                    Wilmington, Delaware 19899
                     Phone: (302) 658 - 6541
                      Fax: (302) 658 - 6548

                                                 September 22, 1997

DECS Trust
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware  19715

           Re:  DECS Trust

Ladies and Gentlemen:

           We have acted as special Delaware counsel for DECS
Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

           For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

           (a) The Certificate of Trust of the Trust (the "Original Certificate of Trust"), dated November 21, 1995, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 21, 1995;

           (b) The Restated Certificate of Trust of the Trust (the "Restated Certificate of Trust"; and together with the Original Certificate of Trust, the "Certificate of Trust"), dated September 22, 1997, as filed in the office of the Secretary of State on September 22, 1997;

           (c) The Declaration of Trust of the Trust, dated as of November 21, 1995, between Michael E. Sherman, as sponsor (the
"Initial Sponsor"), and Peter B. Blanton, as trustee (the
"Initial Trustee");

           (d) The registration statement (the "Initial
Registration Statement") on Form N-2, including a prospectus (the "Prospectus), relating to the issuance of up to 3,484,104 DECS of the Trust representing undivided beneficial interests in the assets of the Trust (the "DECS"), as filed by the Trust with the Securities and Exchange Commission (the "SEC") on November 22, 1995, as amended by Pre-Effective Amendment No. 1 to the Initial Registration Statement ("Amendment No. 1"), filed by the Trust with the SEC on February 26, 1996, as amended by Pre-Effective Amendment No. 2 to the Initial Registration Statement ("Amendment No. 2"), filed by the Trust with the SEC on July 7, 1997, as amended by Pre-Effective Amendment No. 3


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DECS Trust
September 23, 1997
Page 2



 to the Initial Registration Statement ("Amendment No. 3"), filed by the Trust with the SEC on September 10, 1997, and as amended by Pre-Effective Amendment No. 4 to the Initial Registration Statement ("Amendment No. 4"), filed by the Trust with the SEC on September 23, 1997 (the Initial Registration Statement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, being hereinafter referred to as the "Registration Statement");

           (e) A form of Amended and Restated Trust Agreement of the Trust to be entered into among the Initial Sponsor, the Initial Trustee, Salomon Brothers Inc, as sponsor, Donald J. Puglisi, William R. Latham III and James B. O'Neil, as trustees, and the Holders (as defined therein), including Exhibit A attached thereto (the "Trust Agreement"); and

           (f) A Certificate of Good Standing for the Trust, dated September 22, 1997, obtained from the Secretary of State.

           Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

           For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

           With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

           For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate of Trust constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such


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DECS Trust
September 23, 1997
Page 3



documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a DECS is to be issued by the Trust (collectively, the "DECS Holders") of an interest in the DECS Certificate (substantially in the form of Exhibit A to the Trust Agreement) and the payment for the DECS acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the DECS are issued and sold to the DECS Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

           This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

           Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

           1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware
Business Trust Act, 12 Del. C. ss.3801, et seq.

           2. When issued and sold, the DECS will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

           3. The DECS Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the DECS Holders may be obligated to make payments as set forth in the Trust Agreement.

           We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                           Very truly yours,


                           /s/ RICHARDS, LAYTON & FINGER